UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

As previously reported, Mr. Michael E. McGrath, Chief Executive Officer and President of the Company, entered into an Employment Agreement (the “Employment Agreement”), dated as of February 27, 2005. Under the terms of the Employment Agreement, the initial term expires on December 31, 2006 and is renewable thereafter for successive one year terms by mutual agreement of the Company and Mr. McGrath.

On October 18, 2005, the Company’s Board of Directors and Mr. McGrath agreed to renew the Employment Agreement for one successive year commencing on January 1, 2007 and ending on December 31, 2007 (the “Renewal Term”). Mr. McGrath entered into an amendment to the Employment Agreement with the Company regarding such renewal on October 25, 2005 (the “Renewal Date”). The Company will pay Mr. McGrath a salary equivalent to $600,000 per annum during the Renewal Term. Mr. McGrath may also receive an incentive bonus, which shall only be payable at the discretion of the Compensation Committee of the Board.

In addition, the Compensation Committee of the Board has granted Mr. McGrath an option to purchase 700,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.00025 (the “Common Stock”), at an exercise price equal to the fair market value of the Common Stock on the Renewal Date. The Option Shares will become vested and exercisable in seven (7) installments, provided that Mr. McGrath is still employed by the Company as Chief Executive Officer on such dates, with (i) the first installment of 100,000 vesting on May 31, 2006, (ii) 100,000 shares vesting on August 31, 2006, (iii) 100,000 shares vesting on November 31, 2006, (iv) 100,000 share vesting on February 28, 2007, (v) 100,000 shares vesting on May 31, 2007, (vi) 100,000 shares vesting on August 31, 2007, and (vii) 100,000 shares vesting on November 30, 2007; provided however, if a successor Chief Executive Officer is hired by the Company during the employment term and Mr. McGrath becomes Chairman of the Board of the Company, the Company and Mr. McGrath have agreed to negotiate in good faith a reduction in the number of unvested Options Shares that shall continue to vest in accordance with the foregoing vesting schedule.

In addition, in the event of a Corporate Transaction, as defined in the i2 1995 Stock Option/Stock Issuance Plan, occurs, all unvested Option Shares that would have vested in the 180 days following the Corporate Transaction will accelerate and become immediately exercisable. Notwithstanding the foregoing, the other provisions of the Employment Agreement regarding termination Without Cause remain unchanged.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment to Employment Agreement, dated as of October 25, 2005, between the Company and Michael E. McGrath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President and Chief Financial Officer

Dated:	October 25, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated as of October 25, 2005, between the Company and Michael E. McGrath